SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               -------------------

Date of Report (Date of earliest event reported)              May 18, 1999



                             BIG ENTERTAINMENT, INC.
               (Exact Name of Registrant as Specified in Charter)




Florida                                  0-22908                      65-0385686
(State or Other Jurisdiction      (Commission File Number)         (IRS Employer
of Incorporation)                                            Identification No.)



2255 Glades Road, Suite 237 West, Boca Raton, Florida                      33431
(Address of Principal Executive Offices)                              (Zip Code)



Registrant's telephone number, including area code            (561) 998-8000

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 2. Acquisition or Disposition of Assets.

     1.   Acquisition of Substantially All of the Assets of CinemaSource, Inc.

          On May 18, 1999, Big Entertainment, Inc., a Florida corporation (the "Company"), acquired substantially all of the assets (the "CinemaSource Assets") of CinemaSource, Inc., a Connecticut corporation ("CinemaSource"), pursuant to the terms of the Asset Purchase Agreement dated as of March 29, 1999 (the "Asset Purchase Agreement") by and among the Company, CinemaSource, Brett West (the sole shareholder of CinemaSource) and Pamela West. At the closing of the acquisition, the Company directed CinemaSource to transfer the CinemaSource Assets, on the Company's behalf, to its indirect wholly owned subsidiary, Showtimes.com, Inc. CinemaSource was engaged in the business of compiling, reproducing and distributing movie showtimes and related movie information through electronic means and over the Internet to customers including Yahoo!, Excite, Microsoft, and other Internet and traditional media companies. The CinemaSource Assets constitute substantially all of the assets used by CinemaSource in conducting such business and include tangible and intangible property such as contracts, certain fixed assets, customer lists and certain intellectual property. The Company presently intends to integrate the CinemaSource Assets and the business of hollywood.com, Inc. acquired by merger on May 20, 1999 (which is described hereinbelow) into its existing operations, thereby creating a comprehensive movie Internet web site which (i) contains movie information, movie reviews, trailers and celebrity interviews, (ii) sells movie-related merchandise and
          (iii) delivers movie showtimes listings.

          The purchase price for the CinemaSource Assets consisted of (i) $6,500,000 in cash, plus (ii) 436,191 shares of common stock, $0.01 par value, of the Company (the "Common Stock").

          Funding for the cash portion of the purchase price came from the proceeds of a private placement of approximately 570,000 shares of the Common Stock at a price per share of $21.25 and warrants exercisable for approximately 190,000 shares of the Common Stock at an exercise price per share of $21.25. The total proceeds of the private placement were approximately $12,000,000, before closing costs. The securities sold in the private placement were sold without registration under the Securities Act of 1933, as amended (the "1933 Act"), in reliance on an exemption from registration under Section 4(2) of the 1933 Act and Rule 506 of Regulation D thereunder.

          The purchase price for the CinemaSource Assets was determined by arms-length negotiations between CinemaSource and the Company.

          Prior to entering into the Asset Purchase Agreement, there were no material relationships between the Company or any of its affiliates, directors or officers, or any associates of such directors and officers on one hand, and CinemaSource, on the other hand.

     2.   Acquisition of the Capital Stock of hollywood.com, Inc.

          On May 20, 1999, the Company acquired all of the capital stock of hollywood.com, Inc., a California corporation ("Hollywood.com"), from The Times Mirror Company ("Times Mirror") pursuant to the merger (the "Merger") of Hollywood.com into Big Acquisition Corp., a wholly owned subsidiary of the Company prior to the Merger ("Merger Sub"). The Merger occurred in accordance with the Agreement and Plan of Merger dated as of January 10, 1999 (the "Merger Agreement") by and among the Company, Times Mirror, Hollywood.com (formerly Hollywood Online, Inc.) and Merger Sub. Hollywood.com owns and operates the HOLLYWOOD.COM web site, offering viewers movie information, movie trailers, movie soundtracks, photos and exclusive interactive games, current movie, laserdisc and movie soundtrack information, local movie theaters' showtimes, daily Hollywood news, celebrity interviews, listings of movies on TV, a searchable database with over 130,000 movies and 850,000 cast and crew credits, movie reviews, box office charts, interactive forums, a weekly e-mail dispatch and coverage of premieres, film festivals and movie-related events. The Company presently intends to integrate this business and the CinemaSource Assets with its existing Internet business, thereby creating a comprehensive movie Internet website which (i) contains movie information, movie reviews, trailers and celebrity interviews, (ii) sells movie-related merchandise and (iii) displays online and delivers movie showtimes listings.

          The aggregate consideration paid to Times Mirror by the Company in the Merger consisted of (i) 2,300,075 shares of the Common Stock, plus
          (ii) $1,928,137.64 by delivery of a promissory note of the Company payable to Times Mirror. The promissory note has a maturity date of May 20, 2000 (at which time the aggregate principal balance thereof must be repaid in full) and bears interest at the prime rate in effect from time to time of Citibank, N.A. plus 1%. Accrued but unpaid interest on the then unpaid principal balance of the note is payable on June 30, 1999, September 30, 1999, December 31, 1999, March 31, 2000 and on the maturity date. The promissory note may be prepaid in whole or in part at any time without payment of any premiums or penalty.

          The consideration paid to Times Mirror in the Merger was determined by arms-length negotiations between Times Mirror and the Company.

          Other than an agreement between the Company and Hollywood.com pursuant to which the Hollywood.com website was linked to the bige.com website, prior to entering into the Merger Agreement, there were no material relationships between the Company or its affiliates, directors or officers, or any associates of such directors or officers, on one hand, and Hollywood.com and/or Times Mirror, on the other hand.

     3.   Press Release Regarding the Acquisitions

          On May 20, 1999, the Company issued a press release regarding the foregoing acquisitions, a copy of which is attached as Exhibit 99 hereto and is incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Businesses Acquired.

     (i)  Financial statements of CinemaSource, Inc.

     (ii) Financial  statements  of  hollywood.com,   Inc.  (formerly  Hollywood
          Online, Inc.)

(b)  Pro Forma Financial Information.

     (i) Big Entertainment, Inc. and Subsidiaries Unaudited Pro Forma Combined Condensed Financial Statements

(c)  Exhibits.

     *1. Asset Purchase Agreement dated as of March 29, 1999 by and among Big Entertainment, Inc., CinemaSource, Inc., Brett West and Pamela West.

     *2. Agreement and Plan of Merger dated as of January 10, 1999 by and among The Times Mirror Company, Hollywood.com, Inc. (formerly Hollywood Online, Inc.), Big Entertainment, Inc. and Big Acquisition Corp., as amended by the Waiver and Consent; and Other Modifications dated as of May 14, 1999.

     *3.  Press Release dated as of May 20, 1999.


--------
* Previously filed.

                               CINEMASOURCE, INC.
                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                            DECEMBER 31,1998 AND 1997

                                TABLE OF CONTENTS


                                                                         Page
                                                                         ----

  Independent Auditor's Report                                             i

  Balance Sheets as of December 31, 1998 and 1997                          ii

  Statements of Income and Retained Earnings
     for the years ended December 31, 1998 and 1997                       iii

  Statements of Cash Flows for the years ended
     December 31, 1998 and 1997                                            iv

  Notes to Financial Statements                                          v-vii

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
CinemaSource, Inc.
Ridgefield, Connecticut

We have audited the accompanying balance sheets of CinemaSource, Inc. (an "S" Corporation) as of December 31, 1998 and 1997, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CinemaSource, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                         Reynolds & Rowella, LLP



Ridgefield, Connecticut
April 23, 1999

                               CINEMASOURCE, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997


                                     ASSETS
                                                               1998        1997
                                                             ---------   ---------
CURRENT ASSETS
  Cash and cash equivalents                                  $  96,692   $  36,813
  Accounts receivable                                           40,282      15,100
  Other receivable                                             115,000        --
                                                             ---------   ---------

     TOTAL CURRENT ASSETS                                      251,974      51,913
                                                             ---------   ---------

PROPERTY AND EQUIPMENT
  Office and computer equipment                                 96,998      79,081
  Less: Accumulated depreciation                                50,091      33,691
                                                             ---------   ---------

     PROPERTY AND EQUIPMENT - NET                               46,907      45,390
                                                             ---------   ---------

OTHER ASSETS
  Deposits                                                       3,000       3,000
                                                             ---------   ---------

     TOTAL ASSETS                                            $ 301,881   $ 100,303
                                                             =========   =========


                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Notes payable                                              $    --     $  30,000
  Accounts payable                                              19,133      46,453
  Note payable - stockholder loan                                  329      15,609
  Deferred revenues                                             56,224      11,543
                                                             ---------   ---------

     TOTAL CURRENT LIABILITIES                                  75,686     103,605
                                                             ---------   ---------

STOCKHOLDER'S EQUITY
  Capital stock, no par value, 5000 shares authorized,
    100 shares issued and outstanding                            1,000       1,000
  Retained earnings                                            225,195      (4,302)
                                                             ---------   ---------

     TOTAL STOCKHOLDER'S EQUITY                                226,195      (3,302)
                                                             ---------   ---------

     TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY              $ 301,881   $ 100,303
                                                             =========   =========


See accompanying notes

                               CINEMASOURCE, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                        1998            1997
                                                    -----------     -----------

REVENUES                                            $ 1,282,629     $   747,402

COST OF SERVICES                                        100,480          52,743
                                                    -----------     -----------

     GROSS PROFIT                                     1,182,149         694,659
                                                    -----------     -----------

OPERATING EXPENSES
     Salaries and benefits                              795,741         496,781
     Auto and travel                                     12,959           2,762
     Advertising                                          2,228             386
     Depreciation                                        16,400          12,817
     Insurance                                            2,244           2,065
     Fees and subscriptions                               6,091           3,502
     Professional fees                                    7,995           9,061
     Office expenses                                     50,638          29,935
     Rent                                                45,185          43,351
     Utilities                                           37,635          37,725
     Taxes                                                  505             593
                                                    -----------     -----------
TOTAL OPERATING EXPENSES                                977,621         638,978
                                                    -----------     -----------

     INCOME FROM OPERATIONS                             204,528          55,681
                                                    -----------     -----------

OTHER INCOME (EXPENSE)
     Interest income                                        738             441
     Interest expense                                    (7,598)         (2,075)
     Other income(expense)                               31,829         (64,725)
                                                    -----------     -----------

TOTAL OTHER INCOME (EXPENSE)                             24,969         (66,359)
                                                    -----------     -----------

     NET INCOME (LOSS)                                  229,497         (10,678)

RETAINED EARNINGS/(DEFICIT) - BEGINNING                  (4,302)          6,376
                                                    -----------     -----------

RETAINED EARNINGS/(DEFICIT) - ENDING                $   225,195     $    (4,302)
                                                    ===========     ===========


PRO FORMA
     Net income (loss)                              $   229,497     $   (10,678)

     Pro forma income tax provision (Note 9)             86,000            --
                                                    -----------     -----------

     Pro forma Net income (loss)                    $   143,497     $   (10,678)
                                                    ===========     ===========


See accompanying notes

                               CINEMASOURCE, INC.
                            STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31,1998 AND 1997

                                                                1998         1997
                                                             ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income(loss)                                           $ 229,497    $ (10,678)
                                                             ---------    ---------
  Adjustments to reconcile  net income  (loss) to net cash
    provided by operating activities:
      Depreciation                                              16,400       12,817
      Increase in accounts receivable                          (25,182)     (15,100)
      Increase in other receivable                            (115,000)        --
      Increase in deferred revenues                             44,681       11,543
      Increase(decrease) in accounts payable                   (27,320)      38,842
                                                             ---------    ---------

      Total adjustments                                       (106,421)      48,102
                                                             ---------    ---------

       NET CASH PROVIDED BY OPERATING ACTIVITIES               123,076       37,424
                                                             ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment                                        (17,917)     (16,562)
                                                             ---------    ---------

       NET CASH USED IN INVESTING ACTIVITIES                   (17,917)     (16,562)
                                                             ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Notes payable                                                (30,000)      30,000
  Repayment of capital lease                                      --         (3,572)
  Repayments of  stockholder loans                             (15,280)     (20,582)
                                                             ---------    ---------

       NET CASH (USED IN) PROVIDED BY
           FINANCING ACTIVITIES                                (45,280)       5,846
                                                             ---------    ---------

NET INCREASE IN CASH                                            59,879       26,708

CASH AND CASH EQUIVALENTS - BEGINNING                           36,813       10,105
                                                             ---------    ---------

CASH AND CASH EQUIVALENTS- ENDING                            $  96,692    $  36,813
                                                             =========    =========


See accompanying notes

                               CINEMASOURCE, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION

CinemaSource, Inc. (the "Company") is a data service organization that collects local movie theater information and distributes such data in customized formats to newspapers and other media.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenues and Costs Recognition

The Company records revenues on an accrual basis, where revenues are recognized in the accounting period in which revenues are earned regardless of when cash is received. Cost of services and expenses are reported as expenses when incurred.

Equipment

Equipment is recorded at cost and depreciated over its estimated useful lives of seven to ten years, using the straight-line method. Repairs and maintenance expenditures which do not increase the useful lives of the assets are charged to operations as incurred. Depreciation expense for the years ended December 31, 1998 and 1997 was $16,400 and $12,817 respectively.

Statement of Cash Flows

The Company uses cash and cash equivalents as its basis for measuring changes in this statement. Interest paid for the years ended December 31, 1998 and 1997 was $7,598 and $2,075 respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company has elected to be taxed under the provisions of subchapter "S" of the Internal Revenue Code. Under these provisions the Company does not pay federal corporate income tax on the taxable income. Instead, the shareholder reports the taxable income on his personal tax return. However, the Company is liable for State of Connecticut corporate income taxes. No provision has been made for state corporate income taxes due to operating losses carried forward from prior years.

Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents for purposes of the statement of cash flows.

                               CINEMASOURCE, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES    (continued)

Concentration of Risk

Financial instruments that potentially subject the Company to credit risk include cash balances at banks which exceed the Federal deposit insurance of $100,000.

NOTE 3 - OTHER RECEIVABLE

During 1998 and 1997 CinemaSource, Inc. was engaged in litigation. As of December 31, 1998, all actions were dismissed. CinemaSource, Inc. collected $115,000 subsequent to December 31, 1998, in settlement, which is reflected in other income in the accompanying statement of income and retained earnings for 1998.

NOTE 4 - NOTE PAYABLE

The Company has a $50,000 unsecured operating line of credit with Ridgefield Bank, which provides for working capital financing. Borrowings bear interest at 11%. The balance outstanding at December 31, 1998 and 1997 was $0 and $30,000 respectively.

NOTE 5 - RELATED PARTY

The Company has an unsecured note payable to its officer/stockholder. The borrowings have no formal repayment schedule. The balance outstanding as of December 31, 1998 and 1997 was $329 and $15,609 respectively.

NOTE 6 - DEFERRED REVENUES

Some customers from time to time prepay the next month's billings. These prepayments are recorded as deferred revenues. The Deferred Revenues as of December 31, 1998 and 1997 were $56,224 and $11,543 respectively.

NOTE 7 - OPERATING LEASE

The Company leases its office space in Ridgefield, Connecticut under a non-renewable operating lease. The current lease, for 1998 and 1997 has a monthly payment of $3,500 and $3,250,respectively, expires in October 1999. The Company currently leases a vehicle under an operating lease agreement. Under this agreement the Company is required to pay $500 a month for 24 months ending June 1999.

                               CINEMASOURCE, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 8 - CONTINGENCIES

There are existing disputes, which have arisen between CinemaSource, Inc,. and certain other companies in relation to CinemaSource, Inc.'s use, and of its acquisition of show time information, and in relation to an alleged breach by CinemaSource, Inc., of certain agreements which were entered into in the ordinary course of business. As of the date of these financial statements, litigation has not been commenced with respect to any of these matters. However, there can be no assurance that litigation will not be commenced against the Company. Management has indicated its plan to vigorously contest any suit which may arise and believes the loss, if any, resulting from any such suit should not have a material impact on the Company's financial position, results of operations, or cash flows.

NOTE 9 - SUBSEQUENT EVENT

On March 29, 1999, the stockholder of the Company (the "Stockholder") entered into an asset purchase agreement, to sell substantially all assets, which transaction does not include a transfer or assumption of liabilities, of the business to an unrelated third party (the "Purchaser"). In consideration for the sale, the Stockholder will receive a combination of cash and stock of the Purchaser.

Since the Purchaser is a C Corporation for federal and state income tax purposes, the operations of the Company will also become taxable as a C Corporation effective at the date of purchase. Accordingly, the accompanying statement of income for the year ended December 31, 1998 presents an unaudited proforma income tax provision and proforma net income as they would have been reported had the Company been subject to federal and state income taxes. The proforma effective income tax rate of 37.5% exceeds the federal statutory rate due to the impact of state income taxes.

                               CINEMASOURCE, INC.
                              FINANCIAL STATEMENTS
                    THREE MONTHS ENDED MARCH 31,1999 AND 1998



                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----

  Accountant's Compilation Report                                         i

  Balance Sheets as of March 31, 1999                                     ii

  Statements of Income and Retained Earnings
     for the Three Months ended March 31, 1999 and 1998                  iii

  Statements of Cash Flows for the Three Months ended
     March 31, 1999 and 1998                                              iv

  Notes to Financial Statements                                         v-vii

To the Board of Directors
CinemaSource,Inc.
Ridgefield, Connecticut


We have compiled the accompanying balance sheet of CinemaSource,Inc. (an "S" Corporation), as of March 31, 1999 and the related statements of income and retained earnings and cash flows for the three months ended March 31, 1999 and 1998, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statement information that is the representation of management. We have not audited or reviewed the accompanying financial statements, supplementary information and, accordingly, do not express an opinion or any other form of assurance on them.




                                                         Reynolds & Rowella, LLP

Ridgefield, Connecticut
May 7, 1999

                               CINEMASOURCE, INC.
                                  BALANCE SHEET
                                 MARCH 31, 1999


                                     ASSETS
                                                                          1999
                                                                        --------
CURRENT ASSETS
  Cash and cash equivalents                                             $141,948
  Accounts receivable                                                     78,134
                                                                        --------

     TOTAL CURRENT ASSETS                                                220,082
                                                                        --------

PROPERTY AND EQUIPMENT
  Office and computer equipment                                           99,116
  Less: Accumulated depreciation                                          54,218
                                                                        --------

     PROPERTY AND EQUIPMENT - NET                                         44,898
                                                                        --------

OTHER ASSETS
  Deposits                                                                 3,000
                                                                        --------

     TOTAL ASSETS                                                       $267,980
                                                                        ========


                   LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Accounts payable                                                      $ 22,011
  Deferred revenues                                                       16,179
                                                                        --------

     TOTAL CURRENT LIABILITIES                                            38,190
                                                                        --------

STOCKHOLDER'S EQUITY
  Capital stock, no par value, 5000 shares authorized,
    100 shares issued and outstanding                                      1,000
  Retained earnings                                                      228,790
                                                                        --------

     TOTAL STOCKHOLDER'S EQUITY                                          229,790
                                                                        --------


     TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                         $267,980
                                                                        ========



See accountant's compilation report and accompanying notes

                               CINEMASOURCE, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998


                                                        1999            1998
                                                      ---------       ---------

REVENUES                                              $ 434,386       $ 277,353

COST OF SERVICES                                         30,215          19,907
                                                      ---------       ---------

     GROSS PROFIT                                       404,171         257,446
                                                      ---------       ---------

OPERATING EXPENSES
     Salaries and benefits                              319,031         178,637
     Auto and travel                                      3,160           4,761
     Advertising                                            730              76
     Depreciation                                         4,127           3,257
     Insurance                                           12,087           5,209
     Fees and subscriptions                                 715             711
     Professional fees                                   19,131           3,390
     Office expenses                                      6,694           6,754
     Rent                                                10,500           9,750
     Utilities                                            9,462           8,747
     Taxes                                                2,608             250
                                                      ---------       ---------

TOTAL OPERATING EXPENSES                                388,245         221,542
                                                      ---------       ---------

     INCOME FROM OPERATIONS                              15,926          35,904
                                                      ---------       ---------

OTHER INCOME (EXPENSE)
     Interest income                                        473             141
     Interest expense                                      --              (780)
     Other expenses                                      (8,911)        (94,665)
                                                      ---------       ---------

TOTAL OTHER INCOME (EXPENSE)                             (8,438)        (95,304)
                                                      ---------       ---------

     NET INCOME (LOSS)                                    7,488         (59,400)


RETAINED EARNINGS (DEFICIT) - BEGINNING                 225,195          (4,302)

      Stockholder distributions, net                     (3,893)           --
                                                      ---------       ---------

RETAINED EARNINGS (DEFICIT) - ENDING                  $ 228,790       $ (63,702)
                                                      =========       =========

PRO FORMA
      Net  income                                     $   7,488       $ (59,400)

      Pro forma income taxes (Note 8)                     1,816            --
                                                      ---------       ---------

      Pro forma net income                            $   5,672       $ (59,400)
                                                      =========       =========

See accountant's compilation report and accompanying notes

                               CINEMASOURCE, INC.
                            STATEMENTS OF CASH FLOWS
                FOR THE THREE MONTHS ENDED MARCH 31,1999 AND 1998


                                                           1999         1998
                                                         ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                      $   7,488    $ (59,400)
                                                         ---------    ---------
  Adjustments to reconcile net income to net cash
    provided by/(used in) operating activities:
      Depreciation                                           4,127        3,257
      Increase in accounts receivable                      (37,852)     (24,141)
      Decrease in other receivables                        115,000         --
      Decrease in deferred revenues                        (40,045)     (11,027)
      Increase in accounts payable                           2,878       82,772
                                                         ---------    ---------

      Total adjustments                                     44,108       50,861
                                                         ---------    ---------

       NET CASH PROVIDED BY/ (USED IN)
           OPERATING ACTIVITIES                             51,596       (8,539)
                                                         ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment                                     (2,118)        --
  Stockholder distributions, net                            (3,893)        --
                                                         ---------    ---------

       NET CASH USED IN INVESTING ACTIVITIES                (6,011)        --
                                                         ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Repayments of note payable                                  --         (7,000)
  Repayments of stockholder loans                             (329)      (2,330)
                                                         ---------    ---------

       NET CASH USED IN FINANCING ACTIVITIES                  (329)      (9,330)
                                                         ---------    ---------

NET INCREASE/(DECREASE) IN CASH                             45,256      (17,869)

CASH AND CASH EQUIVALENTS - BEGINNING                       96,692       36,813
                                                         ---------    ---------

CASH AND CASH EQUIVALENTS - ENDING                       $ 141,948    $  18,944
                                                         =========    =========



See accountant's compilation report and accompanying notes

                                CINEMASOURCE, INC
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

CinemaSource, Inc. (the "Company") is a data service organization that collects local movie theater information and distributes such data in customized formats to newspapers and other media.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In the opinion of management, the accompanying interim financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations. However, the company believes that the disclosures contained herein are adequate to make the information presented not misleading.

The financial statements reflect, in the opinion of management, all material adjustments (which include only normal recurring adjustments) necessary to present fairly the Company's financial position and results of operations.

The results of operations and cash flows for the three months ended March 31, 1999 and 1998 are not necessarily indicative of the results of operations or cash flows which may be recorded for the remainder of 1999 or 1998.

The accompanying financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto for the year ended December 31, 1998.

Revenues and Costs Recognition

The Company records revenues on an accrual basis, where revenues are recognized in the accounting period in which revenues are earned regardless of when cash is received. Cost of services and expenses are reported as expenses when incurred.

Equipment

Equipment is recorded at cost and depreciated over its estimated useful lives of seven to ten years, using the straight-line method. Repairs and maintenance, charges which do not increase the useful lives of the assets, are charged to operations as incurred.

Statement of Cash Flows

The Company uses cash and cash equivalents as its basis for measuring changes in this statement. Interest paid for the periods ended March 31, 1999 and 1998 was $0 and $780, respectively.

                                CINEMASOURCE, INC
                          NOTE TO FINANCIAL STATEMENTS


NOTE 2- SUMMARY OF ACCOUNTING POLICIES (Continued)

Use of Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents for purposes of the statement of cash flows.

Income Taxes

The Company has elected to be taxed under the provisions of subchapter "S" of the Internal Revenue Code. Under these provisions the Company does not pay federal corporate income tax on the taxable income. Instead, the shareholder reports the taxable income on his personal tax return. However, the Company is liable for State of Connecticut corporate income taxes. No provision has been made for state corporate income taxes due to operating losses carried forward from prior years.

Concentration of Risk

Financial instruments that potentially subject the Company to credit risk include cash balances at banks, which exceed the federal deposit insurance of $100,000.

NOTE 3 - NOTE PAYABLE

The Company has a $50,000 unsecured operating line of credit with Ridgefield Bank, which provides for working capital financing. Borrowings bear interest at 11%. The balance outstanding at March 31, 1999 and 1998 was $0 and $23,000, respectively.

NOTE 4 - OPERATING LEASE

The Company leases its office space in Ridgefield, Connecticut under a non-renewable operating lease. The current lease for 1999 and 1998 has a monthly payment of $3,250 and $3,500, respectively, expires in October 1999.

NOTE 5- RELATED PARTY

Stockholder loan represents an unsecured demand loan with no formal repayment schedule. The balance as of March 31, 1999 and 1998 was $0 and $13,279, respectively.

                                CINEMASOURCE, INC
                          NOTES TO FINANCIAL STATEMENTS


NOTE 6- DEFERRED REVENUES

Some customers from time to time prepay the next month's billings. These prepayments are recorded as deferred revenues.

NOTE 7- CONTINGENCIES

There are existing disputes, which have arisen between CinemaSource, Inc,. and certain other companies in relation to CinemaSource, Inc.'s use, and of its acquisition of show time information, and in relation to an alleged breach by CinemaSource, Inc., of certain agreements which were entered into in the ordinary course of business. As of the date of these financial statements, litigation has not been commenced with respect to any of these matters. However, there can be no assurance that litigation will not be commenced against the Company. Management has indicated its plan to vigorously contest any suit which may arise and believes the loss, if any, resulting from any such suit should not have a material impact on the Company's financial position, results of operations, or cash flows.

NOTE 8- SUBSEQUENT EVENT

On March 29, 1999 the stockholder of the Company (the "Stockholder") entered into an asset purchase agreement, to sell substantially all assets, which transaction does not include a transfer or assumption of liabilities of the business, .to an unrelated third party (the "Purchaser"). In consideration for the sale, the Stockholder will receive a combination of cash and stock of the Purchaser.

Since the purchaser is a C Corporation for federal and state income tax purposes, the operations of the Company will also become taxable as a C Corporation effective at the date of purchase. Accordingly, the accompanying statements of income for the periods ended March 31, 1999 and 1998 presents a pro forma income tax provision and pro forma net income as they would have been reported had the Company been subject to federal and state income taxes. The pro forma effective income tax rate of 24.25% exceeds the federal statutory tiered rate due to the impact of state income taxes.

                          Audited Financial Statements

                              Hollywood Online Inc.

                  Years ended December 31, 1996, 1997 and 1998
                       with Report of Independent Auditors

                              Hollywood Online Inc.

                          Audited Financial Statements


                  Years ended December 31, 1996, 1997 and 1998




                                    Contents

Report of Independent Auditors.................................................1

Audited Financial Statements

Statements of Operations.......................................................2
Balance Sheets.................................................................3
Statements of Shareholder's Equity (Deficit)...................................4
Statements of Cash Flows.......................................................5
Notes to Financial Statements..................................................6

                         Report of Independent Auditors

Board of Directors
Hollywood Online Inc.

We have audited the accompanying balance sheets of Hollywood Online Inc., a wholly owned subsidiary of The Times Mirror Company, as of December 31, 1996, 1997 and 1998, and the related statements of operations, shareholder's equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hollywood Online Inc. at December 31, 1996, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.



                                                               Ernst & Young LLP


Los Angeles, California
March 9, 1999

                              Hollywood Online Inc.

                            Statements of Operations

                                                    Year ended December 31           Three months ended March 31
                                             1996           1997           1998          1998            1999
                                         -----------------------------------------------------------------------
                                                                                      (Unaudited)     (Unaudited)
Net revenue                              $ 1,159,000    $   963,000    $ 1,622,000    $   218,000    $   460,000

Costs and expenses:
   Cost of revenues                          839,000      1,371,000      1,517,000        368,000        388,000
   Selling, general and administrative       910,000      1,304,000      2,127,000        290,000        752,000
   Salaries and benefits                     774,000      1,436,000      3,945,000        409,000      2,267,000
   Amortization of goodwill                  355,000        355,000        355,000         89,000         89,000
                                         -----------------------------------------------------------------------
                                           2,878,000      4,466,000      7,944,000      1,156,000      3,496,000
                                         -----------------------------------------------------------------------

Operating loss                            (1,719,000)    (3,503,000)    (6,322,000)      (938,000)    (3,036,000)

Interest income                                3,000           --             --             --             --
                                         -----------------------------------------------------------------------

Loss before taxes                         (1,716,000)    (3,503,000)    (6,322,000)      (938,000)    (3,036,000)
Income tax expense (benefit)                  19,000         11,000        (30,000)        (8,000)          --
                                         -----------------------------------------------------------------------
Net loss                                 $(1,735,000)   $(3,514,000)   $(6,292,000)   $  (930,000)   $(3,036,000)
                                         =======================================================================

See accompanying notes.

                              Hollywood Online Inc.

                                 Balance Sheets


                                                                     December 31                     March 31
                                                        1996            1997            1998           1999
                                                    ------------------------------------------------------------
                                                                                                    (Unaudited)
Assets
Current assets:
   Cash                                             $      9,000    $     13,000    $     13,000    $     13,000
   Accounts receivable (net of allowance for
     doubtful accounts of $0, $7,000, $23,000 and
     $23,000 respectively)                                36,000         277,000         593,000         575,000
   Prepaid and other                                      31,000          76,000          27,000          89,000
                                                    ------------------------------------------------------------
Total current assets                                      76,000         366,000         633,000         677,000

Net property and equipment                               721,000         860,000       1,286,000       1,318,000
Goodwill, net of accumulated amortization              1,419,000       1,064,000         710,000         621,000
Other                                                      4,000           2,000          31,000          31,000
                                                    ------------------------------------------------------------
Total assets                                        $  2,220,000    $  2,292,000    $  2,660,000    $  2,647,000
                                                    ============================================================

Liabilities and shareholder's equity (deficit)
Current liabilities:
   Accounts payable                                 $     19,000    $    359,000    $    939,000    $    292,000
   Accrued payroll and related liabilities                34,000         114,000         134,000          76,000
   Accrued liabilities                                      --              --           125,000         320,000
   Deferred compensation - current                          --              --              --         1,415,000
   Amount payable to Times Mirror, net                 1,869,000       4,988,000       8,705,000      10,508,000
                                                    ------------------------------------------------------------
Total current liabilities                              1,922,000       5,461,000       9,903,000      12,611,000

Deferred tax liabilities                                  33,000          80,000            --              --
Deferred compensation                                       --              --         2,298,000       2,613,000

Commitments and contingencies

Shareholder's equity (deficit):
   Common stock, no par value:
     Authorized shares - 1,000
     Issued and outstanding shares - 133               2,000,000       2,000,000       2,000,000       2,000,000
     Accumulated (deficit)                            (1,735,000)     (5,249,000)    (11,541,000)    (14,577,000)
                                                    ------------------------------------------------------------
Total shareholder's equity (deficit)                     265,000      (3,249,000)     (9,541,000)    (12,577,000)
                                                    ------------------------------------------------------------
Total liabilities and shareholder's
   equity (deficit)                                 $  2,220,000    $  2,292,000    $  2,660,000    $  2,647,000
                                                    ============================================================

See accompanying notes.

                              Hollywood Online Inc.

                  Statements of Shareholder's Equity (Deficit)


                                           Common       Accumulated
                                            Stock         Deficit         Total
                                        -------------------------------------------
Balance at January 16, 1996             $       --     $       --      $       --
   Initial contribution                    2,000,000           --         2,000,000
   Net loss                                     --       (1,735,000)     (1,735,000)
                                        -------------------------------------------
Balance at December 31, 1996               2,000,000     (1,735,000)        265,000
   Net loss                                     --       (3,514,000)     (3,514,000)
                                        -------------------------------------------
Balance at December 31, 1997               2,000,000     (5,249,000)     (3,249,000)
   Net loss                                     --       (6,292,000)     (6,292,000)
                                        -------------------------------------------
Balance at December 31, 1998               2,000,000    (11,541,000)     (9,541,000)
   Net loss (unaudited)                         --       (3,036,000)     (3,036,000)
                                        -------------------------------------------
Balance at March 31, 1999 (unaudited)   $  2,000,000   $(14,577,000)   $(12,577,000)
                                        ===========================================


See accompanying notes.

                              Hollywood Online Inc.

                            Statements of Cash Flows

                                                                                          Three months ended
                                                  Year ended December 31                       March 31
                                            1996           1997           1998           1998           1999
                                        -----------------------------------------------------------------------
                                                                                     (Unaudited)    (Unaudited)
Operating activities
Net loss                                $(1,735,000)   $(3,514,000)   $(6,292,000)   $  (930,000)   $(3,036,000)
Adjustments to reconcile net loss to
   net cash used in operating
   activities:
     Depreciation and amortization          410,000        533,000        622,000        146,000        184,000
     Changes in other operating
       assets and liabilities:
         Accounts receivable                 29,000       (241,000)      (316,000)       (11,000)        18,000
         Accounts payable and accrued
           liabilities                        5,000        341,000        705,000         61,000       (452,000)
         Deferred tax liability              33,000         47,000        (80,000)        (8,000)          --
         Accrued payroll and related         24,000         80,000         20,000           --          (58,000)
         Deferred compensation                 --             --        2,298,000           --        1,730,000
         Other                              (21,000)       (43,000)        20,000          8,000        (62,000)
                                        -----------------------------------------------------------------------
Net cash used in operating activities    (1,255,000)    (2,797,000)    (3,023,000)      (734,000)    (1,676,000)

Investing activities
Capital expenditures                       (683,000)      (318,000)      (694,000)       (62,000)      (127,000)
                                        -----------------------------------------------------------------------
Net cash used in investing activities      (683,000)      (318,000)      (694,000)       (62,000)      (127,000)

Financing activities
Net change in payable to Times Mirror     1,869,000      3,119,000      3,717,000        796,000      1,803,000
                                        -----------------------------------------------------------------------
Net cash provided by financing
   activities                             1,869,000      3,119,000      3,717,000        796,000      1,803,000
                                        -----------------------------------------------------------------------

Net increase (decrease) in cash             (69,000)         4,000           --             --             --
Cash at beginning of period                  78,000          9,000         13,000         13,000         13,000
                                        -----------------------------------------------------------------------
Cash at end of period                   $     9,000    $    13,000    $    13,000    $    13,000    $    13,000
                                        =======================================================================

See accompanying notes.

                              Hollywood Online Inc.

                          Notes to Financial Statements

                                December 31, 1998

          (Information at March 31, 1999 and for the three months ended
                March 31, 1998 and March 31, 1999 is unaudited)

1. Summary of Significant Accounting Policies

Nature of Business

Hollywood Online Inc. (the Company) owns and operates a Web site for movies and the motion picture industry. The Company's Web site (hollywood.com) features a large collection of movie and celebrity-related multimedia, including digitized video and audio clips, trailers, soundtrack music, photographs, and interactive games. Hollywood Online's broad range of movie information includes current-release movie and video information, daily motion picture industry news, celebrity interviews, coverage of major movie premieres and film festivals, a movie database, movie reviews, interactive forums and box-office charts. Hollywood Online also provides a proprietary movie theater listing service that covers over 18,000 U.S. movie screens. Hollywood Online commenced its operations in California in May 1993, and was incorporated in California in September 1993.

On January 16, 1996, The Times Mirror Company (Times Mirror) purchased 100% of the capital stock of Hollywood Online. The acquisition was accounted for as a purchase with the excess of the purchase price over the fair value of the net assets acquired allocated to goodwill (see Note 2). The accompanying financial statements reflect the acquisition by Times Mirror with the purchase price as an initial contribution to the capital of the Company. The 1996 statement of operations reflect the Company's operations from January 1, 1996 through December 31, 1996. The results of operations from January 1, 1996 through January 15, 1996, were not significant. Hollywood Online is a wholly owned subsidiary of Times Mirror and significant accounts and transactions between Times Mirror and the Company are disclosed as related party transactions in Note 8.

Basis of Presentation

The historical financial statements do not necessarily reflect the results of operations or financial position that would have existed had the Company been an independent company. Times Mirror provides certain legal services, tax compliance and various other corporate services to the Company. The incremental cost of these services is not believed to be significant and is not included in the financial statements. The Los Angeles Times, a division of Times Mirror, provides certain selling promotion and marketing services to the Company in connection with its normal sales and marketing activities. The incremental cost of these services is not determinable nor is it believed to be significant and therefore is not included in the financial statements.

                              Hollywood Online Inc.

          (Information at March 31, 1999 and for the three months ended
                March 31, 1998 and March 31, 1999 is unaudited)


1. Summary of Significant Accounting Policies (continued)

Interim Financial Statements

The accompanying balance sheet as of March 31, 1999, and the statements of operations and cash flows for the three months ended March 31, 1998 and 1999, and the statement of shareholders' (deficit) for the three months ended March 31, 1999, are unaudited. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial
statements  and  include  all   adjustments,   consisting  of  normal  recurring
adjustments, necessary for a fair presentation of the financial position, results of operations, and cash flows for the interim periods. The results of operations for the three months ended March 31, 1999, are not necessarily indicative of operating results to be expected for the full fiscal year.

Economic Reliance on Parent Company

The Company has incurred operating losses since 1995 and has an accumulated deficit of $11,541,000 and $14,577,000 as of December 31, 1998 and March 31, 1999, respectively. The Company is heavily dependent upon its Parent, Times Mirror, to provide adequate funding to support its operations. On May 20, 1999, Times Mirror completed the sale of the Company and the rights to its Web site, hollywood.com (see Note 9).

Significant Customers and Concentration of Credit Risk

The Company's customers are not concentrated in any geographic region. During the three years ended December 31, 1998, the Company had various significant customers (different customers for each year). The two largest customers accounted for 44% and 17%, 16% and 13%, and 12% and 8% of net revenues in 1996, 1997 and 1998, respectively. At December 31, 1996, 1997 and 1998, one customer accounted for 60%, 54% and 20% of accounts receivable in each year, respectively. The Company routinely assesses the financial strength of significant customers but generally does not require collateral. The Company establishes an allowance for potential credit losses based on the credit risk for specific customers, historical trends and other information; such losses have been within management's expectations.

                              Hollywood Online Inc.

          (Information at March 31, 1999 and for the three months ended
                March 31, 1998 and March 31, 1999 is unaudited)


1. Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company's revenues are derived principally from the sale of advertisements on its Web site under short-term agreements; advertising rates are dependent on whether the "impressions" (the number of times an advertisement appears in pages viewed by users of the Company's online properties) are for general rotation throughout the Company's Web site or premier areas of the Company's Web site. To date, the Company's advertising commitments generally have averaged one or two months in length. The Company also offers a combination of sponsorship and banner advertising campaign contracts to select premier partners. In general, these premier partner contracts have longer terms than standard banner advertising contracts (generally up to one year) and involve some integration with the Company's Web site. Advertising revenues on both banner and premier partner contracts are recognized ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations typically include the guarantee of a minimum number of impressions. Revenue is deferred if the Company is unable to provide the level of impressions guaranteed. To date, no deferral has been required.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided for by the straight-line method over the estimated useful lives ranging from 3-10 years. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the lease term.

Impairment of Long-Lived Assets

The Company assesses on an ongoing basis the recoverability of long-lived assets, based on estimates of future undiscounted cash flows compared to net book value. If the future undiscounted cash flow estimates were less than net book value, net book value would then be reduced to fair value based on an estimate of discounted cash flow. The Company also evaluates the amortization periods of assets, including goodwill and other intangible assets, to determine whether events or circumstances warrant revised estimates of useful lives.

                              Hollywood Online Inc.

          (Information at March 31, 1999 and for the three months ended
                March 31, 1998 and March 31, 1999 is unaudited)


1. Summary of Significant Accounting Policies (continued)

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. As discussed in Note 4, the Company has recorded deferred compensation to certain executives based on an estimate of the Company's market value. At December 31, 1998 and March 31, 1999, the Company estimated its market value based on the relevant terms of the definitive agreement discussed in Note 9.

Barter Transactions

A portion of the advertising on the Company's Web site is exchanged for advertisements on the Web sites or publications of other companies. These revenues and marketing expenses are recorded at the fair value of services provided or received, whichever is more determinable in the circumstances. Revenue from barter transactions is recognized as income when advertisements are delivered on the Company's Web site, and expense from barter transactions is recognized when advertisements are delivered on the other companies' Web sites. Barter revenues and expenses in 1996 were not significant. Barter revenues and expenses were approximately $59,000 and $280,000 for the years ended December 31, 1997 and 1998, respectively, and $41,000 and $0 for the quarters ended March 31, 1998 and 1999, respectively.

The Company also has an agreement with the National Association of Theatre Owners, Inc. (NATO) which provides access to member theaters nationwide. As part of this agreement, the company provides certain movie information and related showtimes via its online/internet network in exchange for certain advertising and the airing of promotional trailers on the screens of the member theaters. While the Company believes such exclusive advertising rights are of significant value, there is no independent basis to assess such value; accordingly, no amount has been recorded in the financial statement to reflect this arrangement.

Web Site Development Costs

Web site developments costs are expensed as incurred.

                              Hollywood Online Inc.

          (Information at March 31, 1999 and for the three months ended
                March 31, 1998 and March 31, 1999 is unaudited)


1. Summary of Significant Accounting Policies (continued)

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 1996, 1997 and 1998, amounted to $88,000, $113,000 and
$563,000, respectively.

2. Goodwill

Goodwill represents the excess of the purchase price of the Company over the fair value of the net assets acquired. Goodwill of $1,774,000 is being amortized on a straight-line basis over five years and is reported net of accumulated amortization of $355,000, $710,000 and $1,064,000, at December 31, 1996, 1997
and 1998, respectively.

3. Net Property and Equipment

Property and equipment at December 31 consists of the following:

                                          1996           1997           1998
                                      -----------------------------------------

Office furniture and equipment        $   266,000    $   277,000    $   303,000
Computer equipment and software           511,000        801,000      1,469,000
Leasehold improvements                     24,000         40,000         40,000
                                      -----------------------------------------
                                          801,000      1,118,000      1,812,000
Less accumulated depreciation and
   amortization                           (80,000)      (258,000)      (526,000)
                                      -----------------------------------------
                                      $   721,000    $   860,000    $ 1,286,000
                                      =========================================

4. Executive Employment and Noncompetition Agreements

The Company maintains executive employment and noncompetition agreements with certain executives of the Company. The agreements provide for minimum salary levels, incentive compensation, and deferred compensation. The deferred compensation vests over a predetermined schedule and unless accelerated at the option of certain of the executives, will be determined on December 31, 2000, and paid within two to six months thereafter. The amount to be paid under the deferred compensation arrangement will be equivalent to 10% to 16% of the market value of the Company on December 31, 2000.

                              Hollywood Online Inc.

          (Information at March 31, 1999 and for the three months ended
                March 31, 1998 and March 31, 1999 is unaudited)


4. Executive Employment and Noncompetition Agreements (continued)

Additionally, in the event of a transaction involving the Company or a significant portion of its assets, the agreements contain certain accelerated payment rights and indicate that if any portion of the proceeds from such a transaction includes any item other than cash, such item shall be valued at its fair market value as determined under the provisions and subject to the terms of the agreement.

As of December 31, 1996 and 1997, a reasonable basis for measuring the market value of the Company was not available and therefore, no amounts have been accrued as compensation in those periods. As of December 31, 1998, the Company's executives were 70% vested and the Company recorded compensation of $2,298,000 under the terms of the agreements. This amount reflects Times Mirror's estimate of fair value, based on the terms of the definitive agreement discussed in Note
9. During the quarter ended March 31, 1999, the Company accrued additional compensation of $1,730,000 based on subsequent payments under these agreements and other indicators of fair value. As of March 31, 1999, no amounts have been paid out under any of the deferred compensation agreements. Under the terms of the definitive agreement discussed in Note 9, the remaining obligation under the deferred compensation agreements will not be funded by the buyer.

5. Income Taxes

Hollywood Online is included in Times Mirror's consolidated federal and combined California tax returns. The Company does not have a tax sharing agreement with Times Mirror and, as a result, Times Mirror has utilized the Company's taxable net operating losses without providing a current income tax benefit to the Company. The Company does however record a deferred tax expense or benefit based on the tax effects of temporary differences.

                              Hollywood Online Inc.

          (Information at March 31, 1999 and for the three months ended
                March 31, 1998 and March 31, 1999 is unaudited)


5. Income Taxes (continued)

The income tax expense (benefit) for the year, which was computed as if the Company filed a separate income tax return, consisted of the following:

                                  Year ended December 31
                          1996             1997              1998
                        -------------------------------------------

Deferred:
   Federal              $ 15,000         $  9,000          $(24,000)
   State                   4,000            2,000            (6,000)
                        -------------------------------------------
                        $ 19,000         $ 11,000          $(30,000)
                        ===========================================

The difference between the actual income tax benefit and the U.S. federal statutory income tax expense (benefit) is reconciled as follows:

                                                       Year ended December 31
                                                1996            1997            1998
                                            -------------------------------------------
Loss before taxes                           $(1,716,000)    $(3,503,000)    $(6,322,000)
Federal statutory income tax rate                    35%             35%             35%
                                            -------------------------------------------
Federal statutory income tax benefit           (601,000)     (1,226,000)     (2,213,000)
Increase/(decrease) in income taxes
   resulting from:
     State and local income tax benefit,
       net of federal effect                    (77,000)       (180,000)       (342,000)
     Goodwill amortization not deductible
       for tax purposes                         124,000         124,000         124,000
     Net operating loss utilized by Times
       Mirror                                   569,000       1,286,000       1,454,000
     Other                                        4,000           7,000           6,000
     Increase in valuation allowance               --              --           941,000
                                            -------------------------------------------
                                            $    19,000     $    11,000     $   (30,000)
                                            ===========================================

                              Hollywood Online Inc.

          (Information at March 31, 1999 and for the three months ended
                March 31, 1998 and March 31, 1999 is unaudited)


5. Income Taxes (continued)

The tax effect of temporary differences results in deferred income tax assets (liabilities) and balance sheet classifications at December 31 as follows:

                                                      1996           1997           1998
                                                 -----------------------------------------
Temporary differences:
   Depreciation and other property differences   $   (36,000)   $   (85,000)   $  (136,000)
   Valuation and other reserves                         --            3,000         10,000
   Compensation related liabilities                   16,000         50,000      1,067,000
   State and local income taxes                        1,000          2,000           --
                                                 -----------------------------------------
                                                     (19,000)       (30,000)       941,000
   Valuation allowance                                  --             --         (941,000)
                                                 -----------------------------------------
                                                 $   (19,000)   $   (30,000)   $      --
                                                 =========================================
Balance sheet classification:
   Current deferred tax asset                    $    14,000    $    50,000    $    64,000
   Noncurrent deferred tax asset (liability)         (33,000)       (80,000)       877,000
                                                 -----------------------------------------
                                                     (19,000)       (30,000)       941,000
   Valuation allowance                                  --             --         (941,000)
                                                 -----------------------------------------
                                                 $   (19,000)   $   (30,000)   $      --
                                                 =========================================

6. Commitments and Contingencies

The Company leases office space under an agreement expiring in various years through 2003. The office lease requires payment of real estate taxes and maintenance in addition to the minimum rental payments.

Minimum future rental payments under the noncancelable operating lease for each of the next five years and in the aggregate are as follows:


                 1999                                         $       324,000
                 2000                                                 345,000
                 2001                                                 345,000
                 2002                                                 345,000
                 2003                                                 345,000
                 Thereafter                                                --
                                                              ---------------
                                                              $     1,704,000
                                                              ===============

                              Hollywood Online Inc.

          (Information at March 31, 1999 and for the three months ended
                March 31, 1998 and March 31, 1999 is unaudited)


6. Commitments and Contingencies (continued)

Total rent expense was $141,000,  $255,000 and $249,000 in 1996,  1997 and 1998,
respectively.

The Company is a defendant in a legal matter involving a trademark dispute. The Company does not believe that this legal matter will have a material adverse effect on its financial position, cash flows or results of operations.

7. Profit Sharing Plan

In July 1997, the Company began participating in a Times Mirror subsidiary 401(k) profit sharing plan for employees meeting the eligibility requirements. Employees may contribute from 1% to 20% of their annual compensation up to $10,000. The Company may make contributions at the discretion of the board of directors. No Company contribution was made for the year ended December 31, 1997. The Company contributed $20,000 for the year ended December 31, 1998.

8. Related Party Transactions

The amount payable to Times Mirror represents the net result of various transactions between the Company, Times Mirror and the Los Angeles Times. The balance is generally due on demand and no interest is charged on outstanding amounts payable. The Company participates in Times Mirror's central cash management program, wherein all the Company's receipts are remitted to Times Mirror and all cash disbursements are funded by Times Mirror. Intercompany charges reflect miscellaneous other administrative

                              Hollywood Online Inc.

          (Information at March 31, 1999 and for the three months ended
                March 31, 1998 and March 31, 1999 is unaudited)


8. Related Party Transactions (continued)

expenses incurred by Times Mirror or the Los Angeles Times on behalf of the Company. The intercompany payable balance also includes revenues billed and collected by the Los Angeles Times on the Company's behalf.

                                                                             Three months ended
                                     Year ended December 31                       March 31
                            1996            1997            1998            1998            1999
                   --------------------------------------------------------------------------------
Balance at beginning
   of period           $       --      $ (1,869,000)   $ (4,988,000)   $ (4,988,000)   $ (8,705,000)
Revenues                    173,000         344,000         233,000          71,000            --
Expenses                    (42,000)       (191,000)       (177,000)        (44,000)       (176,000)
Cash management, net     (2,000,000)     (3,272,000)     (3,773,000)       (824,000)     (1,627,000)
                       ----------------------------------------------------------------------------
                       $ (1,869,000)   $ (4,988,000)   $ (8,705,000)   $ (5,785,000)   $(10,508,000)
                       ============================================================================
Average balance
   during the period   $   (948,000)   $ (3,365,000)   $ (6,462,000)   $ (5,223,000)   $ (9,221,000)
                       ============================================================================

Under  the  terms  of  the  definitive   agreement  discussed  in  Note  9,  the
intercompany payable to Times Mirror will not be assumed by the buyer.

9. Subsequent Events

On January 10, 1999, Times Mirror signed a definitive agreement to sell the stock of Hollywood Online Inc., and the rights to its Web site, hollywood.com. On May 20, 1999, Times Mirror completed the sale.

On April 9, 1999, the Board of Directors of the Company approved a resolution to change the name of Hollywood Online, Inc. to hollywood.com, Inc.

10. Year 2000 Issue (Unaudited)

The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. As a result, computer programs having time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations resulting in the disruption of operations.

                              Hollywood Online Inc.

          (Information at March 31, 1999 and for the three months ended
                March 31, 1998 and March 31, 1999 is unaudited)


10. Year 2000 Issue (Unaudited) (continued)

The Company's existing hardware and software systems are substantially compliant with Year 2000 requirements. However, the Company has not yet performed an assessment of computer systems belonging to customers, vendors, and other outside parties with whom it does business. Such an assessment is expected to be completed during 1999. It is not anticipated that such an assessment will reveal significant potential problems nor incur significant costs.

No significant amounts have been expensed related to these matters for the years ended December 31, 1996, 1997 and 1998.

                             BIG ENTERTAINMENT, INC.

                  INTRODUCTION TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS
                                   (Unaudited)


The following unaudited pro forma combined condensed financial statements present the pro forma combined condensed balance sheet at March 31, 1999 and the pro forma combined statements of operations for the fiscal year ended December 31, 1998 and the three months ended March 31, 1999. The pro forma combined condensed financial statements:

     (1)  give   effect   to   the    acquisition   of    hollywood.com,    Inc.
          ("Hollywood.com"),

     (2) give effect to the acquisition of substantially all of the assets of CinemaSource, Inc. ("CinemaSource"), and

     (3) give effect to the issuance of 569,820 shares of common stock and warrants to acquire 189,947 shares of Big Entertainment, Inc. (the "Company") common stock for $21.25 per share in a private placement to raise funds for the cash portion of the CinemaSource purchase consideration, to pay transaction costs of the CinemaSource and Hollywood.com acquisitions, and for other general purposes.

The pro forma combined condensed balance sheet at March 31, 1999 presents the pro forma financial position as if the acquisitions of Hollywood.com and CinemaSource made by the Company and the private placement had been consummated on March 31, 1999. The pro forma combined statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 present the pro forma results of operations as if the acquisitions of Hollywood.com and CinemaSource and the private placement had been consummated as of January 1, 1998.

The pro forma combined condensed financial statements are based upon available information and certain assumptions considered reasonable by management.

The pro forma combined condensed financial statements were prepared utilizing each entity's historical financial statements and should be read in conjunction with the historical financial statements included herein.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1999

                                                       Big
                                                  Entertainment,    Hollywood.com,     Cinema-
                                                       Inc.             Inc           Source, Inc.     Pro Forma         Pro Forma
                                                    Historical       Historical       Historical      Adjustments        Combined
                                                   ------------     ------------      ----------     -------------     ------------
                         ASSETS

CURRENT ASSETS:
      Cash and cash equivalents                    $    332,178     $     13,000      $  141,948     $  (6,500,000)(a) $  5,167,684
                                                                                                          (175,000)(a)
                                                                                                          (141,948)(a)
                                                                                                          (559,169)(b)
                                                                                                        12,108,675 (c)
                                                                                                           (52,000)(d)

      Receivables, net                                  883,159          575,000          78,134                          1,536,293
      Merchandise inventories                           875,753                                                             875,753
      Prepaid expenses                                  459,272           89,000                                            548,272
      Other current assets                              266,111                                                             266,111
                                                   ------------     ------------      ----------     -------------     ------------
      Total current assets                            2,816,473          677,000         220,082         4,680,558        8,394,113

PROPERTY AND EQUIPMENT, net                           3,004,118        1,318,000          44,898                          4,367,016
INVESTMENT IN NETCO PARTNERS                          2,080,813                                                           2,080,813
INTANGIBLE ASSETS, net                                  148,408                                          4,567,513 (b)    4,715,921
GOODWILL, net                                           301,517          621,000                        12,551,132 (a)   39,985,141
                                                                                                        27,132,492 (b)
                                                                                                          (621,000)(b)
OTHER ASSETS                                            430,783           31,000           3,000                            464,783
                                                   ------------     ------------      ----------     -------------     ------------
TOTAL ASSETS                                       $  8,782,112     $  2,647,000      $  267,980     $  48,310,695     $ 60,007,787
                                                   ============     ============      ==========     =============     ============

         LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts payable                             $    783,507     $    292,000      $   22,011     $    (292,000)(b) $    805,518
      Revolving line of credit                          202,711                                                             202,711
      Accrued expenses                                1,311,361          396,000                          (320,000)(b)    1,387,361
      Deferred revenue                                   93,556                           16,179                            109,735
      Note payable                                                                                       1,928,138 (b)    1,928,138
      Deferred compensation - current                                  1,415,000                        (1,415,000)(b)           --
      Due to parent                                                   10,508,000                       (10,508,000)(b)           --
      Current portion of capital lease obligations      763,713                                                             763,713
                                                   ------------     ------------      ----------     -------------     ------------
      Total current liabilities                       3,154,848       12,611,000          38,190       (10,606,862)       5,197,176
                                                   ------------     ------------      ----------     -------------     ------------

CAPITAL LEASE OBLIGATIONS, less current portion       1,626,264                                                           1,626,264
                                                   ------------     ------------      ----------     -------------     ------------
DEFERRED COMPENSATION                                                  2,613,000                        (2,613,000)(b)           --
                                                   ------------     ------------      ----------     -------------     ------------
DEFERRED REVENUE                                        376,860                                                             376,860
                                                   ------------     ------------      ----------     -------------     ------------
MINORITY INTEREST                                       250,905                                                             250,905
                                                   ------------     ------------      ----------     -------------     ------------

SHAREHOLDERS' EQUITY:
      Preferred stock                                 4,152,261                                                           4,152,261
      Common stock                                       89,981        2,000,000           1,000             4,362 (a)      124,003
                                                                                                            (1,000)(a)
                                                                                                            23,001 (b)
                                                                                                               535 (b)
                                                                                                        (2,000,000)(b)
                                                                                                             5,698 (c)
                                                                                                               426 (d)
      Warrants outstanding                              834,583                                          2,866,071 (c)    3,700,654
      Deferred compensation                            (459,300)                                                           (459,300)
      Additional paid-in capital                     35,996,835                                          5,448,025 (a)   82,280,089
                                                                                                           511,587 (a)
                                                                                                        29,048,866 (b)
                                                                                                         2,090,296 (b)
                                                                                                         9,236,906 (c)
                                                                                                           (52,000)(d)
                                                                                                              (426)(d)
      Retained earnings (accumulated deficit)       (37,241,125)     (14,577,000)        228,790          (228,790)(a)  (37,241,125)
                                                                                                        14,577,000 (b)
                                                   ------------     ------------      ----------     -------------     ------------
      Total shareholders' equity                      3,373,235      (12,577,000)        229,790        61,530,557       52,556,582
                                                   ------------     ------------      ----------     -------------     ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $  8,782,112     $  2,647,000      $  267,980     $  48,310,695     $ 60,007,787
                                                   ============     ============      ==========     =============     ============

See notes to unaudited pro forma combined condensed financial statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999

                                                            Big
                                                       Entertainment,   Hollywood.com,  Cinema-
                                                            Inc.            Inc       Source, Inc.    Pro Forma         Pro Forma
                                                         Historical      Historical    Historical    Adjustments         Combined
                                                         -----------    -----------    ----------    -----------       ------------
NET REVENUES                                             $ 1,315,774    $   460,000    $  434,386    $   (18,024)(e)   $  2,192,136

COST OF SALES                                                660,272        388,000        30,215        (18,024)(f)      1,060,463
                                                         -----------    -----------    ----------    -----------       ------------

    Gross profit                                             655,502         72,000       404,171           --            1,131,673
                                                         -----------    -----------    ----------    -----------       ------------

OPERATING EXPENSES:
    Selling, general and administrative                    1,544,178        752,000        69,214                         2,365,392
    Salaries and benefits                                    698,808      2,267,000       319,031     (1,730,000)(g)      1,554,839
    Amortization of goodwill and intangibles                   7,857         89,000          --        1,315,877 (h)      1,412,734
                                                         -----------    -----------    ----------    -----------       ------------

        Total operating expenses                           2,250,843      3,108,000       388,245       (414,123)         5,332,965
                                                         -----------    -----------    ----------    -----------       ------------

        Operating income (loss)                           (1,595,341)    (3,036,000)       15,926        414,123         (4,201,292)

EQUITY  IN EARNINGS OF NETCO PARTNERS                      1,094,190           --            --                           1,094,190

OTHER:

    Interest, net                                           (190,776)          --             473        (41,600)(i)       (231,903)
    Other, net                                              (129,903)          --          (8,911)                         (138,814)
                                                         -----------    -----------    ----------    -----------       ------------

         Income (loss) before minority
           interest and taxes                               (821,830)    (3,036,000)        7,488        372,523         (3,477,819)

MINORITY INTEREST                                           (152,808)          --            --                            (152,808)
                                                         -----------    -----------    ----------    -----------       ------------

         Income (loss) before taxes                         (974,638)    (3,036,000)        7,488        372,523         (3,630,627)

INCOME TAX  BENEFIT (EXPENSE)                                   --             --          (1,816)         1,816 (k)          --
                                                         -----------    -----------    ----------    -----------       ------------

         Net income (loss)                               $  (974,638)   $(3,036,000)   $    5,672    $   374,339       $ (3,630,627)
                                                         ===========    ===========    ==========    ===========       ============


Basic and diluted earnings (loss) per common share       $     (0.12)                                                  $      (0.31)
                                                         ===========                                                   ============

Weighted average number of shares outstanding              8,565,528                                   3,402,138 (l)     11,967,666
                                                         ===========                                 ===========       ============


See notes to unaudited pro forma combined condensed financial statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                          Big
                                                     Entertainment,  Hollywood.com,     Cinema-
                                                          Inc.             Inc        Source, Inc.    Pro Forma         Pro Forma
                                                       Historical      Historical      Historical    Adjustments         Combined
                                                      ------------    ------------    -----------    -----------       ------------
NET REVENUES                                          $ 11,126,516    $  1,622,000    $ 1,282,629    $   (49,757)(e)   $ 13,981,388

COST OF SALES                                            5,987,383       1,517,000        100,480        (49,757)(f)      7,555,106
                                                      ------------    ------------    -----------    -----------       ------------

    Gross profit                                         5,139,133         105,000      1,182,149           --            6,426,282
                                                      ------------    ------------    -----------    -----------       ------------

OPERATING EXPENSES:
    Selling, general and administrative                  8,840,049       2,127,000        181,880                        11,148,929
    Salaries and benefits                                4,151,725       3,945,000        795,741     (2,298,000)(g)      6,594,466
    Amortization of goodwill and intangibles                31,428         355,000           --        5,264,506 (h)      5,650,934
    Reserve for closed stores and
       lease termination costs                           1,121,028            --             --                           1,121,028
                                                      ------------    ------------    -----------    -----------       ------------

        Total operating expenses                        14,144,230       6,427,000        977,621      2,966,506         24,515,357
                                                      ------------    ------------    -----------    -----------       ------------

        Operating income (loss)                         (9,005,097)     (6,322,000)       204,528     (2,966,506)       (18,089,075)

EQUITY  IN EARNINGS OF NETCO PARTNERS                      877,549            --             --                             877,549

OTHER:

    Interest, net                                         (818,849)           --           (6,860)      (180,373)(i)     (1,006,082)
    Other, net                                              42,989            --           31,829                            74,818
                                                      ------------    ------------    -----------    -----------       ------------

         Income (loss) before minority
             interest and taxes                         (8,903,408)     (6,322,000)       229,497     (3,146,879)       (18,142,790)

MINORITY INTEREST                                         (347,081)           --             --                            (347,081)
                                                      ------------    ------------    -----------    -----------       ------------

         Income (loss) before taxes                     (9,250,489)     (6,322,000)       229,497     (3,146,879)       (18,489,871)

INCOME TAX  BENEFIT (EXPENSE)                           (1,407,600)         30,000        (86,000)        56,000 (j)(k)  (1,407,600)
                                                      ------------    ------------    -----------    -----------       ------------

         Net income (loss)                            $(10,658,089)   $ (6,292,000)   $   143,497    $(3,090,879)      $(19,897,471)
                                                      ============    ============    ===========    ===========       ============


Basic and diluted earnings (loss) per common share    $      (1.47)                                                    $      (1.86)
                                                      ============                                                     ============

Weighted average number of shares outstanding            7,456,651                                     3,402,138 (l)     10,858,789
                                                      ============                                   ===========       ============



See notes to unaudited pro forma combined condensed financial statements.

      Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(a)  Represents   preliminary   adjustments   to  record  the   acquisition   of
     substantially all of the assets of CinemaSource including:

     o Payment of $6.5 million in cash and issuance of 436,191 shares of common stock valued at $12.50 per share, which was the market value of the Company's common stock at the time that the Company and the seller of CinemaSource agreed to the transaction, as consideration for the acquisition of substantially all the assets of CinemaSource;

     o Elimination of the historical cash balance for CinemaSource, as cash was not one of the assets acquired from the seller;

     o Payment of $175,000 in cash and issuance of warrants to acquire 50,000 shares of the Company's common stock valued at $511,587 to an investment banker representing the estimated total transaction costs incurred in connection with the CinemaSource acquisition;

     o Elimination of the historical shareholder's equity account balances of CinemaSource; and

     o Allocation of the excess purchase price over individual assigned balances to goodwill.

(b)  Represents   preliminary   adjustments   to  record  the   acquisition   of
     substantially all of the assets of Hollywood.com including:

     o Issuance by the Company of 2,300,075 shares of common stock valued at $12.63953 per share and a one-year unsecured note in the amount of $1,928,138 payable to The Times Mirror Company ("Times Mirror") representing $31.0 million of consideration for the acquisition of Hollywood.com. The value of the Company's common stock of $12.63953 per share represents an average of the per share closing bid price for the Company's common stock for the 15 trading days ending on the third trading immediately preceding and the 15 trading days beginning on the third trading day immediately following the date that the Company and Times Mirror publicly announced that they had agreed to Hollywood.com merger transaction, as stipulated in the merger agreement;

     o Payment of $559,169 in cash and issuance of 53,452 shares of common stock valued at $675,608 ($12.63953 per share) and warrants to acquire 175,000 shares of the Company's common stock valued at $1,415,223 to investment bankers representing the estimated total transaction costs incurred in connection with the Hollywood.com acquisition;

     o Recording the fair value of the projected net benefit to be derived from the exclusive contract between Hollywood.com and the National Association of Theatre Owners, Inc. ("NATO") as an intangible asset;

     o Elimination of the historical accounts payable balance and certain other accrued liabilities for Hollywood.com as these liabilities remain the obligation of Times Mirror;

     o Elimination of the historical deferred compensation liability on the books of Hollywood.com related to employment agreements between Times Mirror and certain employees of Hollywood.com. The liability payable under these agreements became measurable as a result of the Company's agreement to acquire Hollywood.com. These employment agreements are obligations of Times Mirror and are not being assumed by the Company.

     o Elimination of the historical payable from Hollywood.com to Times Mirror, which was cancelled effective with the closing of the acquisition of Hollywood.com from Times Mirror.

     o Elimination of the historical shareholder's equity account balances of Hollywood.com; and

     o Allocation of the excess purchase price over individual assigned balances to goodwill.

(c) Represents proceeds from the private placement of 569,820 shares of common stock and warrants valued at $2,866,071 to acquire 189,947 shares of common stock of the Company for $21.25 per share.

(d)  Represents  the  estimated   issuance  costs  for  the  private   placement
     consisting of $52,000 in cash plus 42,600 shares of common stock and warrants to acquire 14,200 shares of common stock at $21.25 per share issued to the placement agent.

(e) Represents elimination of revenues generated by CinemaSource for services provided to Hollywood.com.

(f) Represents elimination of Hollywood.com's expense for showtimes data provided by CinemaSource.

(g) Represents elimination of deferred compensation costs attributable to employment contracts between Times Mirror and certain individuals at Hollywood.com. These contracts are obligations of Times Mirror and are not being assumed by the Company.

(h) Represents elimination of historical goodwill amortization on the books of Hollywood.com, amortization, on a straight-line basis, of goodwill totaling $28,048,487 associated with the acquisition of Hollywood.com and goodwill totaling $12,663,480 associated with the acquisition of CinemaSource over a period of ten (10) years, and amortization, on a straight-line basis, of the intangible asset representing the value of Hollywood.com's exclusive contract with NATO estimated at $4,567,513 over a period of approximately three (3) years.

(i) Represents interest at prime plus 1% on the $1,928,138 note payable to Times Mirror issued as partial consideration in the acquisition of Hollywood.com.

(j) Represents elimination of the income tax benefit recorded by Hollywood.com as such amount would not be recorded by the Company because the Company has established a valuation allowance equal to 100% of its deferred tax asset.

(k) Represents elimination of the pro forma income tax expense for CinemaSource as no tax would be payable based on the pro forma combined loss before income taxes.

(l) Includes 2,300,075 shares of Big Entertainment, Inc. common stock issued to Times Mirror as partial consideration in the acquisition of Hollywood.com, 436,191 shares of common stock issued to the seller of the assets of CinemaSource as partial consideration therefor, and 569,820 shares of common stock issued in a private placement (the net proceeds from which were used to pay the cash portion of the purchase price for the assets of CinemaSource, transaction costs related to the two acquisitions and other general purposes), 42,600 shares of common stock issued to the placement agent as fees for the private placement, and 53,452 shares of common stock issued to an investment banking firm for services provided in connection with the Hollywood.com acquisition.

                                  EXHIBIT INDEX


Exhibit Number                     Description
--------------                     -----------

     *2.1 Asset Purchase Agreement dated as of March 29, 1999 by and among Big Entertainment, Inc., CinemaSource, Inc., Brett West and Pamela West (previously filed on March 17, 1999 with the Company's Annual Report on Form 10-KSB as Exhibit 10.33 thereto).

     *2.2 Agreement and Plan of Merger dated as of January 10, 1999, as amended May 14, 1999, by and among The Times Mirror Company, Hollywood.com, Inc. (formerly Hollywood Online, Inc.), Big Entertainment, Inc. and Big Acquisition Corp. (previously filed on January 19, 1999 with the Company's Current Report on Form 8-K dated such date as Exhibit 2.1 thereto), as amended by the Waiver and Consent and Other Modifications dated as of May 14, 1999.

     23.1      Consent of Reynolds & Rowella LLP, Independent Auditors

     23.2      Consent of Ernst & Young LLP, Independent Auditors

     *99       Press Release dated as of May 20, 1999.

--------
* Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BIG ENTERTAINMENT, INC.


                                             By:  /s/ Mitchell Rubenstein
                                                  ------------------------------
                                                     Mitchell Rubenstein
                                                     Chairman of the Board and
                                                     Chief Executive Officer

Date:  June 23, 1999